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                                                                   EXHIBIT 10.16




                           INDEMNIFICATION AGREEMENT
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     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of January 2, 1999 by and between Synetic, Inc., a Delaware corporation (together with its subsidiaries other than CareInsite, Inc. and CareInsite, Inc.'s subsidiaries, hereinafter referred to as, "Synetic"), and CareInsite, Inc., a Delaware corporation (together with its subsidiaries, hereinafter referred to as, the "Company").


                                    RECITALS
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     The Company is an indirect subsidiary of Synetic.  Synetic and the Company desire to enter into this Agreement to indemnify each other (and provide for contribution to each other) against liabilities arising from the operation of the parties' respective businesses.

                                   AGREEMENT
                                   ---------

     The parties therefore agree as follows:

     1.   Indemnification.   (a)  The Company agrees to indemnify and hold
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harmless Synetic against any and all claims, losses, damages, liabilities, costs and expenses, joint or several (including reasonable attorneys' fees and costs of investigation), to which Synetic may become subject insofar as such claims, losses, damages, liabilities, costs and expenses (or actions in respect thereof) arise from or are based on the operations of the business of the Company before or after January 2, 1999, the date of the formation of the Company in connection with a transaction with Cerner Corporation (the "Formation"); provided, however, that Synetic shall not be indemnified hereunder for liabilities arising from its own intentional misconduct or gross negligence or to the extent any liability arises from a breach by Synetic of its fiduciary duty or contractual obligation to other stockholders of the Company; provided further, however, that, with respect to the litigation by Merck & Co., Inc. ("Merck") and Merck-Medco Managed Care, L.L.C. ("Merck-Medco") against Synetic, the Company and certain other individual defendants pursuant to a complaint filed on February 18, 1999 in the Superior Court of New Jersey (the "Merck litigation"), (i) Synetic will bear both the actual cost of conducting the Merck litigation and any monetary damages that may be awarded to Merck and Merck-Medco in the Merck litigation; (ii) any monetary damages awarded to the Company and/or Synetic in the Merck litigation will be for the account of Synetic; and (iii) Synetic shall not be responsible for any losses suffered by the Company resulting, directly or indirectly, from any equitable relief obtained by Merck and Merck-Medco against the Company, including, but not limited to, any lost profits, other consequential losses, damages, liabilities, or costs or expenses arising from such equitable relief.

          (b) Synetic agrees to indemnify and hold harmless the Company against any and all claims, losses, damages, liabilities, costs and expenses, joint or several (including reasonable attorneys' fees and costs of investigation), to which the Company may become
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subject insofar as such claims, losses, damages, liabilities, costs and expenses
(or actions in respect thereof) arise from or are based on the operations of the business of Synetic, other than the business of the Company and its subsidiaries, before or after the Formation.

          (c) The Company agrees to indemnify and hold harmless Synetic against any and all claims, losses, damages, liabilities, costs and expenses, joint or several (including reasonable attorneys' fees and costs of investigation), to which Synetic may become subject insofar as such claims, losses, damages, liabilities, costs and expenses (or actions in respect thereof) arise from or are based on guarantees or undertakings made by Synetic to third parties in respect of liabilities or obligations of the Company or its subsidiaries, whether such guarantees or undertakings are made by Synetic before or after the Formation; provided, however, that Synetic shall not be indemnified hereunder for liabilities arising from its own intentional misconduct or gross negligence or to the extent any liability arises from a breach by Synetic of its fiduciary duty or contractual obligation to other stockholders of the Company; provided, further, however, that if the events giving rise to a particular claim, loss, damages, liability, cost or expenses occurred prior to the Formation, Synetic shall not be indemnified pursuant to this Section.

          (d) The amount of any claims, losses, damages, liabilities, costs and expenses indemnified against in this Section 1 ("Claims") shall be: (i) increased to take into account any net tax cost actually incurred by the indemnitee arising from any payments received from the indemnifying party (grossed up for such increase), and (ii) reduced to take account of any net tax benefit actually realized by the indemnitee arising from the incurrence or payment of any such Claim. In computing the amount of such tax cost or tax benefit, the indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any payment with respect to a Claim or the incurrence or payment of any Claim.

     2.   Substitution.  (a)  With respect to any litigation, proceeding or
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investigation by or before any court or governmental agency or body which may be commenced or threatened against Synetic after the date hereof which arises out of or is based upon the future business or operations of the Company, but not of Synetic, at Synetic's option, the Company and Synetic shall use their best efforts to have the Company substituted in the place of and for Synetic and to have Synetic removed as a party as promptly as is reasonably practicable.
Pending such substitution, and in cases where such substitution cannot be effected, the Company shall promptly assume and direct the defense, prosecution and/or settlement of the claims involved, employing for this purpose counsel satisfactory to Synetic, and shall pay all expenses related thereto. To the extent that any such expenses are paid by Synetic, the Company shall promptly reimburse Synetic therefor.
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          (b)  With respect to any litigation, proceeding or investigation by or before any court or governmental agency or body which may be commenced or threatened against the Company after the date hereof which arises out of or is based upon the past, present or future business or operations of Synetic, but not of the Company, at the Company's option, the Company and Synetic shall use their best efforts to have Synetic substituted in the place of and for the Company and to have the Company removed as a party as promptly as is reasonably practicable. Pending such substitution, and in cases where such substitution cannot be effected, Synetic shall promptly assume and direct the defense, prosecution and/or settlement of the claims involved, employing for this purpose counsel satisfactory to the Company, and shall pay all expenses related thereto. To the extent that any such expenses are paid by the Company, Synetic shall promptly reimburse the Company therefor.

     3.   Notice and Payment of Claim.  If either party entitled to
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indemnification hereunder (an "Indemnified Party") is threatened in writing with any claim, or any claim is presented in writing to, or any action or proceeding formally commenced against, an Indemnified Party which may give rise to the right of indemnification hereunder, the Indemnified Party will promptly give written notice thereof to the other party (the "Indemnifying Party"), provided that any delay by the Indemnified Party in so notifying the Indemnifying Party shall not relieve the Indemnifying Party of any liability to the Indemnified Party hereunder except to the extent the Indemnifying Party is materially and adversely prejudiced by such delay. The Indemnifying Party, by delivery of written notice to the Indemnified Party within 30 days of receipt of notice of claim to indemnity from the Indemnified Party, may elect to contest such claim, action or proceeding at the Indemnifying Party's expense and by counsel of its own choosing. If the Indemnified Party requests in writing that such claim, action or proceeding not be contested, then it shall not be contested but shall not be covered by the indemnities provided herein. The Indemnifying Party may settle an indemnifiable matter which it has duly elected to contest with the consent of the Indemnified Party, after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnified Party. In the event that the Indemnified Party declines to consent to a bona fide settlement acceptable to the claimant, then the Indemnified Party shall have no right to indemnification beyond the amount of the proposed settlement.

     4.   Dispute Resolution.  In an effort to resolve informally and amicably
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any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, each party shall first notify the other of any differences or dispute hereunder that requires resolution. Synetic and the Company shall each designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification, the matter shall be submitted to an independent director of each of Synetic and the Company for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time
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period as they shall agree upon, either party may initiate legal proceedings to resolve such matter.

     5.   Cooperation.  So long as any books, records and files retained by
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Synetic or the Company relating to the business operations or assets of the
Company remain in existence and available, Synetic and the Company shall have the right upon prior notice to inspect and copy the same at any time during business hours for any proper purpose. Neither Synetic nor the Company shall destroy or permit the destruction of (without first having offered to deliver to the other) any such books, records and files for the time period during which they would be required to retain such books, records or files by applicable law. Synetic and the Company shall cooperate with one another in a timely manner in any administrative or judicial proceeding involving any matter affecting the potential liability of either Synetic or the Company hereunder or with respect to any governmental authority. Such cooperation shall include, without limitation, making available to the other party, during normal business hours, all books, records and information, officers and employees (without substantial interruption of employment) necessary or useful in connection with any inquiry, audit, investigation or dispute, any litigation or any other matter requiring any such books, records, information, officers or employees for any reasonable business purpose. The party requesting or otherwise entitled to any books, records, information, officers, or employees pursuant to this Section shall bear all reasonable out-of-pocket costs and expenses (except reimbursement of salaries, employee benefits and general overhead) incurred in connection with providing such books, records, information, officers or employees.

     6.   Assignment.  Neither party shall assign or transfer any of its rights
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under this Agreement without the prior written consent of the other party.

     7.   Notices.  All notices, requests, demands and other communications
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provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

          If to Synetic:

          Synetic, Inc.
          669 River Drive, River Drive Center II
          Elmwood Park, New Jersey  07407-1361
          Attn:  Chief Financial Officer
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          If to the Company:

          CareInsite, Inc.
          669 River Drive, River Drive Center II
          Elmwood Park, New Jersey  07407-1361
          Attn:  Chief Financial Officer

     8.   Further Assurances.  Synetic and the Company shall execute,
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acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instruments delivered pursuant hereto.

     9.   Governing Law.  This Agreement shall be governed by the laws of the
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State of New Jersey.

     10.  Entire Agreement.  This Agreement, together with any other agreements
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between the parties, constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

     11.  Counterparts.  This Agreement may be executed in several counterparts,
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each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     12.  Severability.  Should any part, term or condition hereof be declared
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illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

     13.  Successors and Assigns.  Subject to the provisions of Section 6, this
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Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

     14.  Headings.  Section headings are for convenience only and do not
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control or affect the meaning or interpretation of any terms or provisions of this Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                              Synetic, Inc.



                              Name: Kirk G. Layman
                              Title: Senior Vice President -- Finance,
                                       Chief Accounting Officer




                              CareInsite, Inc.



                              Name: Paul C. Suthern
                              Title: President and Chief Executive Officer